                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

Capital Pacific Holdings, Inc.

We consent to the use of our reports dated February 24, 1995 on the financial statements of Ranchland Montilla Development, L.P., Ranchland Fairway Development, L.P., Ranchland Portola Development, L.P. and Ranchland Alicante Development, L.P. as of and for the years ended December 31, 1994 and 1993 and of our reports dated February 24, 1995 on the financial statements of J.M.P. Canyon Estates, L.P. and J.M.P. Harbor View L.P. as of December 31, 1994 and for the period July 27, 1994 (inception) through December 31, 1994 and for the period December 13, 1994 (inception) through December 31, 1994, respectively, included in the Annual Report on Form 10-K of Capital Pacific Holdings, Inc. (formerly the J.M. Peters Company, Inc. and Subsidiaries) for the year ended February 28, 1995, with respect to the financial statements included in this Form 10-K/A.

                                          ERNST & YOUNG LLP

Newport Beach, California
February 15, 1996